Exhibit 10.41

ANNIE’S, INC.

OMNIBUS INCENTIVE PLAN

INDEPENDENT DIRECTOR

RESTRICTED STOCK UNIT AWARD PROGRAM

Effective September 10, 2012

(Amended and Restated Effective as of May 30, 2013)

ARTICLE I

THE PROGRAM

1.1. Restricted Stock Unit Program. Annie’s, Inc. (the “Company”) has adopted the Independent Director Restricted Stock Unit Program, subject to and in compliance with the terms of the Company’s Omnibus Incentive Plan. The Program is intended to provide for certain Awards to members of the Board of Directors of the Company who are Eligible Directors (as defined below). Awards will consist of grants of Restricted Stock Units subject to the vesting and settlement provisions set forth herein.

1.2. Effective Date and Term. This Program was initially approved by the Board effective as of September 10, 2012 (the “Effective Date”) and was amended by the Board in the form set forth herein effective as of May 30, 2013 (the “Restatement Date”). The Program shall remain in effect during the term of the Plan, unless amended or terminated by action of the Board.

ARTICLE II

DEFINITIONS

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.

(a) “Award” shall mean an award to an Eligible Director of Restricted Stock Units under Article IV of the Plan.

(b) “Award Agreement” shall mean a written agreement between the Company and an Eligible Director or a written acknowledgment from the Company to an Eligible Director specifically setting forth the terms and conditions of an Award granted under the Plan.

(c) “Date of Grant” shall mean the date the Board approves an Award of Restricted Stock Units or, if later, the date designated by the Board for such Award to be granted.

(d) “Restricted Stock Unit Award” shall mean an award of Stock Units, subject to certain forfeiture provisions, granted to an Eligible Director pursuant to Article VII of the Plan and Section 4.1 of the Program.

(e) “Effective Date” for the Plan shall have the meaning set forth in Section 1.2.

(f) “Eligible Director” shall mean any director deemed independent by the Company’s Board of Directors in accordance with the corporate governance rules of the New York Stock Exchange.

(g) “Plan” shall mean the Company’s Omnibus Incentive Plan, the terms of which are incorporated herein, as amended from time to time.

(h) “Program” shall mean the Independent Director Restricted Stock Unit Program, the terms of which are set forth herein, as amended from time to time.

(i) “Separation from Service” shall mean any termination of a director’s Board service with the Company. The occurrence of a Separation from Service is determined by the Board under the facts and circumstances and in accordance with Section 409A of the Code.

(j) “Stock Account” means the bookkeeping account established by the Company in respect to each director pursuant to Section 4.2 and to which shall be credited Stock Units representing the director’s Restricted Stock Unit Awards pursuant to the Plan.

(k) “Stock Unit” shall mean a hypothetical share of Common Stock which shall have a value on any date equal to the Fair Market Value of one share of Common Stock on that date.

ARTICLE III

ADMINISTRATION

The Board shall have the power and authority to grant Awards, determine the terms of any Award, including the Eligible Directors receiving such Awards and the number of Stock Units granted under such Award, and shall make all other determinations with respect to the Program. The Board’s determinations under the Program shall be final and binding on all parties. Notwithstanding the anything herein to the contrary, consistent with Section 3.01(a) of the Plan, it is intended that the Board take all actions under Program, but the Committee is also authorized to act on behalf of the Program consistent with the Plan.

ARTICLE IV

RESTRICTED STOCK UNITS

4.1. Grants of Restricted Stock Units. The Board may grant to any Eligible Director an Award of Restricted Stock Units consisting of a specified number of Stock Units and subject to the terms and conditions set forth herein. Subject to Section 4.4 of this Program, each

Restricted Stock Unit Award granted (a) prior to the Restatement Date shall vest 100% on the first anniversary of the Date of Grant of such Award and (b) on or following the Restatement Date, shall vest 100% on the earlier of (x) the first anniversary of the Date of Grant of such Award and (y) the day immediately preceding the first annual meeting of the Company’s stockholders following the Date of Grant of such Award, in all cases subject to the Eligible Director’s continued service on the Board through such vesting date and any additional conditions imposed by the Board and set forth in an Award Agreement. Upon vesting, such Stock Units shall continue to be held in the director’s Stock Account until payment becomes due in accordance with Section 4.6. In the event of an Eligible Director’s Separation from Service as a member of the Board for any reason prior to vesting of all of an Award, all Stock Units that remain unvested under such Award as of the date of such Separation from Service shall terminate and be forfeited and shall be subtracted from such director’s Stock Account.

4.2. Stock Accounts. A Stock Account shall be established for each Eligible Director. Restricted Stock Unit Grants shall be credited as Stock Units directly to the Stock Account as of the Date of Grant. An Eligible Director’s Stock Account shall also be credited with dividends and other distributions pursuant to Section 4.3. No fractional shares shall be credited to a director’s Stock Account and the balance of shares of Stock Units in a director’s Stock Account shall be rounded down to the nearest whole share for any payment to such director pursuant to Section 4.6.

4.3 Dividends Equivalents on Stock Units. With respect to each Stock Unit, whether or not vested, that has not been forfeited (but only to the extent such award of Units has not been settled), the Company shall, with respect to any cash dividends paid on the Share underlying such Unit, accrue and credit to the Participant’s Stock Account a number of Stock Units having a Fair Market Value as of the date such dividend is paid equal to the cash dividends that would have been paid with respect to the Share underlying such Unit if it were an outstanding Share (the “Dividend Units”). These Dividend Units thereafter shall (i) be treated as Units for purposes of future dividend accruals pursuant to this Section 4.3; and (ii) vest in such amounts (rounded to the nearest whole Dividend Unit) at the same time as the Unit with respect to which such Dividend Units were received. Any dividends or distributions on a Share underlying a Unit paid other than in cash shall accrue and be credited in the Participant’s Stock Account and shall vest at the same time as the Unit in respect of which they are made (in each case in the same form, based on the same record date and at the same time, as such dividend or other distribution is paid on such Share).

4.4 Acceleration of Vesting. Notwithstanding anything contained in this Article IV to the contrary, an Award Agreement may provide for full or partial vesting of any Restricted Stock Units under such terms or conditions as may be approved by the Board, and the Board also may, in its sole discretion, waive the vesting and forfeiture conditions set forth in Section 4.1 and any Award Agreement under appropriate circumstances (including the death, disability or retirement of an Eligible Director or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Board shall deem appropriate. In addition, notwithstanding anything contained in this Article IV or an individual Award Agreement to the contrary, in the event a Change in Control of the Company, all outstanding Restricted Stock Unit Awards shall be deemed fully vested.

4.5 Stockholder Rights and Statement of Accounts. Until settlement of an Award of Restricted Stock Units under Section 4.6 hereof, no shares of Common Stock shall be issued in respect of such Awards and no Eligible Director shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units. A statement will be sent to each Eligible Director as to the balance of the Eligible Director’s Stock Account at least once each calendar year.

4.6 Payment of Accounts. An Eligible Director shall receive a distribution of fifty percent (50%) of the vested Stock Units (and any related Dividend Units) credited to the Eligible Director’s Stock Account with respect to each Award on the earlier to occur of (x) the second anniversary of the Award’s Date of Grant and (y) six months following the Eligible Director’s Separation from Service. An Eligible Director shall receive a distribution of the remainder of the vested Stock Units (and any related Dividend Units) credited to the Eligible Director’s Stock Account six months after the date of the Eligible Director’s Separation from Service. Such distribution shall consist of one share of Common Stock for each distributed Stock Unit credited to such Eligible Director’s Stock Account as of the date of distribution. Any shares of Common Stock issued with respect to a distribution of an Eligible Director’s Stock Account shall be deemed issued under the Plan and shall be counted against the number of shares of Common Stock reserved for issuance under Section 4.01 of the Plan.

4.7 Designation of Beneficiary; Payments to a Deceased Director’s Estate. An Eligible Director may designate a beneficiary on a form approved by the Board. In the event of a director’s death before the balance of the Eligible Director’s Stock Account is fully paid to the director, payment of the balance of the director’s Stock Account shall then be made to the Eligible Director’s designated beneficiary or, if no valid designation has been made, to the Eligible Director’s estate in the time and manner selected by the Board. The Board may take into account the application of any duly appointed administrator or executor of an Eligible Director’s estate and direct that the balance of the director’s Stock Account be paid to the Eligible Director’s estate in the manner requested by such application.

4.8 Limitation on Transfer. No Stock Units or an Eligible Director’s rights with respect to any Stock Units may be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of an Eligible Director, only the Eligible Director personally (or the Eligible Director’s personal representative) may exercise rights under the Program.

ARTICLE V

TERMINATION, AMENDMENT AND MODIFICATION OF THE PROGRAM

The Board, in its sole discretion, may at any time terminate the Program and may, at any time, and from time to time and in any respect, amend or modify the Plan. The Board may amend the terms of any Award granted under the Program; provided, however, that no such amendment may be made by the Board that, in any material respect, impairs the rights of a participant without the participant’s consent.

Upon termination of the Program, amounts accrued and vested in a director’s Stock Account as of the date of termination of the Program shall be held, administered and distributed in accordance with the terms and conditions of the Program and the individual Award Agreements as in effect on the date of termination of the Program, except that:

(a) Amounts credited to the director’s Stock Account under the Plan may be distributed prior to the time required under Article IV if all nonqualified deferred compensation arrangements sponsored by the Company and any company required to be aggregated with the Company under Section 414(b) and (c) of the Code that are treated, together with Awards under the Program, as one arrangement under Section 409A of the Code, are terminated, subject to the following requirements: (i) no payments other than payments that would be payable under the terms of the Program and such other arrangements if the termination had not occurred are made within 12 months of the termination of the Program and such other arrangements, (ii) all payments under the Program and such other arrangements are made within 24 months of the date of such termination, and (iii) neither the Company nor any company required to be aggregated with the Company under Section 414(b) or (c) of the Code adopts a new arrangement that would, with the Program or any such other terminated arrangement, be treated as a single arrangement under Section 409A of the Code, at any time within three (3) years following the date of termination of the Program and such other arrangements.

(b) The Program may be terminated at any time within 12 months of a dissolution of the Company taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), in which case the amounts deferred under the Program shall be distributed and included in an Eligible Director’s gross income in the latest of (i) the calendar year in which the termination occurs, or (ii) the first calendar year in which the payment is administratively practicable.

ARTICLE VI

MISCELLANEOUS

6.1 Plan Binding on Successors. The Program shall be binding upon the successors and assigns of the Company.

6.2 Issuance of Shares. The Company shall not be required to issue or deliver any shares of Common Stock upon expiration of the deferral period applicable to any Restricted Stock Units unless, in the opinion of counsel to the Company, there has been compliance with all applicable legal requirements, rules or regulations (including without limitation the requirements of any national securities exchange). The Company’s obligation to deliver shares of Common Stock with respect to any Award under this Program may be conditioned upon the receipt by the Company of a representation as to the investment intention of the recipient in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any federal, state or local securities laws and applicable corporate law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.3 Director’s Rights Unsecured. The Program is unfunded. The right of any Eligible Director to receive payments of Common Stock under the provisions of the Program shall be an unsecured claim against the general assets of the Company.

6.4 Taxes. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld from such payments. The recipients of such payments shall bear all taxes on amounts paid under the Program and with respect to any Awards granted hereunder. Although the Company makes no guarantee with respect to the tax treatment of payments hereunder, this Program and each Award Agreement are intended to comply with, or be exempt from, Section 409A of the Code and, accordingly, to the maximum extent permitted, this Program and each Award Agreement shall be interpreted in accordance with the foregoing. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on an Eligible Director by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

6.5 Governing Law. The Program and each Award Agreement shall be governed by the laws of the State of California and construed in accordance therewith.

6.6 Application of Plan Provisions. In addition to the specific provisions of the Plan referred to herein, Awards of Restricted Stock Units shall be subject to all applicable provisions of Article XI of the Plan.